Exhibit 21.1

LISTING OF SUBSIDIARIES

JURISDICTION OF
SUBSIDIARY	ORGANIZATION

Bio-Rad Laboratories Pty. Limited	Australia
Bio-Rad Laboratories Ges.m.b.H.	Austria
Bio-Rad Laboratories S.A- N.V.	Belgium
Research Specialties for Laboratories N.V.	Belgium
Bio-Rad Laboratorios Brasil Ltda.	Brazil
Bio-Metrics Properties, Limited	California, USA
Bio-Rad Laboratories (Israel) Inc.	California, USA
Bio-Rad Pacific Limited	California, USA
Blackhawk Biosystems, Inc.	California, USA
Bio-Rad Laboratories (Canada) Limited	Canada
Bio-Rad Laboratories (Shanghai) Limited	China
Bio-Rad spol. sr.o.	Czech Republic
Bio-Rad Export, Inc.	Delaware, USA
Bio-Metrics Ltd.	Delaware, USA
Bio-Rad Holdings LLC	Delaware, USA
MJ Bioworks, Inc.	Delaware, USA
Bio-Rad Laboratories APS	Denmark
Bio-Rad France Holding	France
Bio-Rad France Holding 2	France
Bio-Rad Pasteur	France
ADIL Instruments SAS	France
Bio-Rad Laboratories SAS	France
Bio-Rad Verdot SAS	France
Bio-Rad SNC	France
Bio-Rad Laboratories G.m.b.H.	Germany
Bio-Rad Laboratories E.P.E	Greece
Bio-Rad Hungary Trading Ltd	Hungary
IMV Medical Information Division, Inc	Illinois, USA
Bio-Rad Laboratories(India) Private Limited	India
Bio-Rad Haifa Ltd.	Israel
Bio-Rad Laboratories S.r.l.	Italy
Nippon Bio-Rad Laboratories K.K.	Japan
Bio-Rad Fujirebio Inc	Japan
Bio-Rad Korea Limited	Korea
International Marketing Ventures, Limited	Maryland, USA
MJ Research, Inc.	Massachusettes, USA
Bio-Rad, S.A.	Mexico
Bio-Rad Laboratories B.V.	The Netherlands

Exhibit 21.1
(continued)

JURISDICTION OF
SUBSIDIARY	ORGANIZATION

Bio-Rad Polska Sp. z o.o.	Poland
Bio-Rad Laboratoires-Aparelhos e Reagentes Hospitalares, LDA	Portugal
Bio-Rad Laboratorii OOO	Russia
Bio-Rad Laboratories (Singapore) Pte. Limited	Singapore
Bio-Rad Laboratories (Pty) Limited	South Africa
Bio-Rad Laboratories S.A.	Spain
Bio-Rad Laboratories AB	Sweden
Bio-Rad Laboratories AG	Switzerland
Bio-Rad Laboratories Limited	Thailand
Bio-Rad Ltd.	United Kingdom
Bio-Rad Laboratories Europe Limited	United Kingdom
Bio-Rad Laboratories Limited	United Kingdom
PB Diagnostics Ltd.	United Kingdom
MJ Geneworks, Inc.	Wisconsin, USA